Exhibit 99.1

AdaptHealth Corp.’s Board of Directors’ Statement on Co-Chief Executive Officer Luke McGee

Plymouth Meeting, PA – April 13, 2021 – The Board of Directors of AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”) today issued the following statement:

AdaptHealth Corp. has learned that authorities in Denmark have formally charged Co-Chief Executive Officer Luke McGee with alleged tax fraud arising from certain past private activity. The alleged personal conduct occurred between March 2014 and August 2015 and had no connection to AdaptHealth’s business.

AdaptHealth has placed Mr. McGee on unpaid leave from his roles as Co-CEO and a Director of the Company while this matter is pending.

The Board of Directors of AdaptHealth takes this matter very seriously and is monitoring the situation closely in consultation with its legal advisors. The Board has full confidence in the Company’s management team, led by current Co-CEO Steve Griggs and President Josh Parnes, and in its ability to ensure that AdaptHealth’s business remains strong and to maintain the Company’s growth trajectory.

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